AT&T Reports Strong Revenue and Adjusted Earnings Growth
with Solid Margin Expansion in First-Quarter Results

Fourth Straight Quarter of Double-Digit Adjusted EPS Growth;
Best-Ever U.S. Wireless EBITDA Service Margins;
Full-Year Guidance on Track

Highlights
•	Consolidated revenues of $40.5 billion, up 24% versus the year-earlier period primarily due to DIRECTV acquisition
•	Diluted EPS of $0.61 as reported; $0.72 diluted adjusted EPS, a 10.8% increase
•	Cash from operations of $7.9 billion; free cash flow of $3.2 billion, up 17% year over year
•	Adjusted margins expand in every domestic segment
•	2.3 million North American wireless net adds driven by connected devices, Mexico and Cricket; 712,000 branded (postpaid and prepaid) phone net adds
•	Total churn of 1.42% in U.S., stable year over year; postpaid churn of 1.10%
•	Business Solutions revenues up 0.3% year over year; wireless revenues up 2.3%
o	Strategic business services revenues of $2.8 billion, up nearly $250 million
•	328,000 U.S. DIRECTV net adds; total video subscribers decline slightly
•	Entertainment Group broadband grew with 186,000 IP broadband net adds

Note: AT&T's first-quarter earnings conference call will be webcast at 4:30 p.m. ET on Tuesday, April 26, 2016. The webcast and related materials will be available on AT&T's Investor Relations website at www.att.com/investor.relations.

DALLAS, April 26, 2016 — AT&T Inc. (NYSE:T) today reported strong revenue, adjusted operating margin, adjusted EPS and free cash flow growth for the first quarter.

"It was a good start to the year. We had solid financial results and executed well on our strategy to be the premier integrated communications provider for businesses and consumers," said Randall Stephenson, AT&T chairman and CEO. "We're seeing good momentum with our initial integrated wireless, video and broadband offers. And we'll expand the integrated choices for customers in the fourth quarter when we launch our new video streaming services.

April 26, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

 "Our consolidated revenues, adjusted earnings and free cash flow continue to grow as margins continue to expand. And we're putting up these numbers even as we invest in building our Mexico wireless business. In addition, DIRECTV merger synergies are on track to reach $1.5 billion or better by the end of the year."
Consolidated Financial Results
AT&T's consolidated revenues for the first quarter totaled $40.5 billion, up more than 24% versus the year-earlier period largely due to the July 24, 2015 acquisition of DIRECTV. Compared with results for the first quarter of 2015, operating expenses were $33.4 billion versus $27.0 billion; operating income was $7.1 billion versus $5.6 billion; and operating income margin was 17.6% versus 17.1%. When adjusting for amortization, merger- and integration-related costs and other expenses and a gain on spectrum transfers, operating income was $8.1 billion versus $6.1 billion; and operating income margin was 19.9%, up 110 basis points from a year ago.

First-quarter net income attributable to AT&T totaled $3.8 billion, or $0.61 per diluted share, compared to $3.3 billion, or $0.63 per diluted share, in the year-ago quarter. Adjusting for the $0.17 of costs for merger- and integration-related expenses and amortization, $0.02 of other costs and the $0.08 gain on spectrum transfers, earnings per diluted share was $0.72 compared to an adjusted $0.65 in the year-ago quarter, an increase of 10.8%.

Cash from operating activities was $7.9 billion in the first quarter, and capital investment1 totaled $4.7 billion. Free cash flow — cash from operating activities minus capital expenditures — was $3.2 billion, up 17% year over year.

For detailed segment results, please go to the Investor Briefing and Financial and Operational Results on the AT&T Investor Relations website.
11Q16 includes $43 million in capital purchases in Mexico with favorable vendor payment terms.
AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

April 26, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                                                                                                                     Page 2

About AT&T
AT&T Inc. (NYSE:T) helps millions around the globe connect with leading entertainment, mobile, high-speed Internet and voice services. We're the world's largest provider of pay TV. We have TV customers in the U.S. and 11 Latin American countries. We offer the best global coverage of any U.S. wireless provider*. And we help businesses worldwide serve their customers better with our mobility and highly secure cloud solutions.
Additional information about AT&T products and services is available at http://about.att.com. Follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.
© 2016 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.
*Global coverage claim based on offering discounted voice and data roaming; LTE roaming; voice roaming; and world-capable smartphone and tablets in more countries than any other U.S. based carrier. International service required.  Coverage not available in all areas. Coverage may vary per country and be limited/restricted in some countries.
Cautionary Language Concerning Forward-Looking Statements
 Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.
This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations.
The "quiet period" for FCC Spectrum Auction 1000 (also known as the 600 MHz incentive auction) is now in effect. During the quiet period, auction applicants are required to avoid discussions of bids, bidding strategy and post-auction market structure with other auction applicants.
EBITDA Discussion
For AT&T, EBITDA is defined as operating income before depreciation and amortization. EBITDA service margin is calculated as EBITDA divided by service revenues. EBITDA differs from Segment Operating Income (Loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

We believe these measures are relevant and useful information to our investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of its segments. These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing segment performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which segment managers are responsible and upon which we evaluate their performance.

April 26, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                                                                                                                     Page 3

EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA excludes other income (expense) – net, net income attributable to noncontrolling interest and equity in net income (loss) of affiliates, as these do not reflect the operating results of our  subscriber base and national footprint that we utilize to obtain and service our customers. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, our management excludes these results when evaluating the performance of our primary operations. EBITDA excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with its capitalization and tax structures. Finally, EBITDA excludes depreciation and amortization, in order to eliminate the impact of capital investments.

We believe EBITDA as a percentage of service revenues to be a more relevant measure than EBITDA as a percentage of total revenue for our Consumer Mobility segment operating margin and our supplemental AT&T Mobility operating margin. For the periods covered by this report, we subsidized a portion of some of our wireless handset sales, all of which are recognized in the period in which we sell the handset. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing service revenue that is generated by the subscriber. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates, which directly affect our  segment income. Management compensates for these limitations by carefully analyzing how its competitors present performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Free Cash Flow Discussion
Free cash flow is defined as cash from operations minus construction and capital expenditures. Free cash flow after dividends is defined as cash from operations minus construction, capital expenditures and dividends. Free cash flow yield is defined as cash from continuing operations less construction and capital expenditures as a percentage of market capitalization computed on the last trading day of the quarter. Market capitalization is computed by multiplying the end of period stock price by the end of period shares outstanding. We believe these metrics provide useful information to our investors because management reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

April 26, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                                                                                                                     Page 4

Net Debt to EBITDA Discussion
Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. The Net Debt to EBITDA ratio is calculated by dividing the Net Debt by annualized EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt. Annualized EBITDA is calculated by annualizing the year-to-date EBITDA.

Adjusted EBITDA excludes costs which are non-recurring in nature. Adjusted EBITDA also excludes net actuarial gains or losses associated with our pension and postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. As a result, the Adjusted EBITDA reflects an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. This measure is consistent with metrics under our existing credit agreements.

Adjusting Items Discussion
Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Capital Investment is a non-GAAP financial measure calculated by including vendor financing arrangements for capital improvements of the wireless network in Mexico. These favorable payment terms are considered vendor financing arrangements and are reported as repayments of debt instead of capital expenditures. Management believes that Capital Investment provides relevant and useful information to investors and other users of our financial data in evaluating the investment in our business.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin, Adjusted diluted EPS and Capital Investment should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.

Entertainment Group Segment Adjusted Operating Revenues includes the external operating revenues from DIRECTV U.S. as reported in the DIRECTV Form 10-Q dated March 31, 2015 adjusted to (1) include operations reported in other DIRECTV operating segments that AT&T has chosen to manage in our Entertainment Group segment, (2) conform DIRECTV's practice of recognizing revenue to be received under contractual commitments on a straight line basis over the minimum contract period to AT&T's method of limiting the revenue recognized to the monthly amounts billed and (3) to eliminate intercompany transactions from DIRECTV U.S. and the Entertainment Group segment. Adjusting Entertainment Group segment operating revenues provides for comparability between periods.

April 26, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                                                                                                                     Page 5

For more information, contact:
Name: Fletcher Cook
AT&T Corporate Communications
Phone: (214) 757-7629
Email: fletcher.cook@att.com

Name: Jaquelyn Scharnick
For AT&T Corporate Communications
Phone: (214) 254-3790
Email: jscharnick@brunswickgroup.com

April 26, 2016
© 2016 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.                                                                                                                                     Page 6